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                                                             Exhibit 23.4


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
AgriBioTech, Inc.:


We consent to the use of our report dated September 4, 1998, with respect to the consolidated balance sheet of Oseco Inc. as of June 30, 1998 and the related consolidated statements of income and retained earnings and changes in cash resources for the year then ended, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                           KPMG LLP
                           Chartered Accountants

Mississauga, Canada

March 29, 1999